THE MAJESTIC COMPANIES, LTD.
                             A Delaware corporation
                     Not Transferable or Exercisable Except
                        Upon Conditions Herein Specified
                          Void After 5:00 O'Clock P.M.,
                     Eastern Daylight Time, August 27, 2001

                                     WARRANT
                                     -------


      THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS WARRANT AND/OR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

      WARRANT TO PURCHASE AN AGGREGATE of ONE HUNDRED THOUSAND (100,000) SHARES OF COMMON STOCK.

                          THE MAJESTIC COMPANIES, LTD.
                             a Delaware corporation
                     Not Transferable Or Exercisable Except
                        Upon Conditions Herein Specified
                          Void after 5:00 O'clock P.M.,
                     Eastern Daylight Time, August 27, 2001

 -------------------------------------------------------------------------------
                       WARRANT TO PURCHASE 100,000 SHARES
 -------------------------------------------------------------------------------

      The Majestic Companies, Ltd., a Nevada Corporation (the "Company") hereby certifies that, Margaret C. Hubard with an address of 2747 N. Nelson Street, Arlington, VA 22207-5033 and its registered successors and permitted assigns registered on the books of the Company maintained for such purposes as the registered holder hereof (the "Holder"), for value received, is entitled to purchase from the Company one hundred thousand (100,000) fully paid and nonassessable shares (the "Shares") of common stock of the Company, par value one cent ($.001) per share, (the "Common Stock"), at a purchase price equal to the Current Market Price per Share on the date hereof (the "Exercise Price") (the number of Shares being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

      1. Exercise of Warrants.

            (a) Cash Exercise. Subject to subsection (d) of this Section 1, upon presentation and surrender of this Warrant with the Purchase Form in the form of Exhibit A hereto duly executed, at the principal office of the Company at 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108, or at such other place as the Company may designate by notice to the Holder hereof, together with a wire transfer or certified or bank cashier's check payable to the Company in the amount of the Exercise Price times the number of Shares being purchased, the Company shall promptly deliver to the Holder hereof, certificates representing the Shares being purchased.

            (b) Cashless Exercise. Subject to subsection (d) of this Section 1, the Holder hereof may effect a cashless exercise of this Warrant by delivery of this Warrant, upon presentation and surrender of this Warrant Certificate with the Purchase Form in the form of Exhibit B hereto duly executed, to the principal office of the Company at 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108, or at such other place as the Company may designate by notice to the Holder hereof, in which case no payment of cash will be required, and the Company shall promptly deliver to the Holder hereof certificates representing the Shares being purchased pursuant to such cashless exercise. Upon such cashless exercise, the number of Shares to be received by the Holder hereof shall be that number of Shares having an aggregate fair market value, based upon the Current Market Price (as defined in Section 6(e) hereof), on the date of such exercise equal to the difference between (x) the fair market value of the number of

Shares subject to the Warrant designated by the Holder on the date of the exercise and (y) the aggregate exercise price of the Warrant otherwise payable by the Holder for such designated Shares. Upon any such exercise, the number of Shares purchasable upon the exercise of the Warrant shall be reduced by such designated number of Shares and, if a balance of purchasable Shares remains after such exercise, the Company shall execute and deliver to the Holder a new Warrant for such balance of Shares. No payment of any cash or other consideration by the Holder shall be required. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this Section 1(b) be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of Shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the Current Market Price per Share on the date of the exchange.

            (c) Installments. Subject to subsection (d) of this Section 1, this Warrant may be exercised in whole or in part in installments of ten thousand (10,000) Shares each; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant or Warrants of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

            (d) Expiration. This Warrant may be exercised in whole or in part in installments as set forth above at any time following the satisfaction of the aforesaid condition pursuant and prior to August 27, 2001 (the "Expiration Date"), provided that at the time of each exercise the requirements of all applicable statutes regarding the issuance of shares are satisfied. Upon such expiration or any exercise of this Warrant in whole, this Warrant shall terminate and be null, void and of no further force or effect.

      2. Exchange and Transfer of Warrant. This Warrant (a) at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrants of like tenor registered in the name of the Holder, for another Warrant or other Warrants of like tenor in the name of such transferee Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered, and (b) may be sold, transferred, hypothecated, or assigned, in whole or in part, but only upon compliance with applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if requested by the Company).

      3. Rights and Obligations of Warrant Holder.

            (a) The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, in the event that any certificate representing the Shares is issued to the

Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant was surrendered pursuant to the terms of this Warrant, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof. In addition, the Holder of this Warrant, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

            (b) No Holder of this Warrant, as such, shall be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon any Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive dividends, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company's common stock.

      4. Shares Underlying Warrants. The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp-taxes, liens, and charges with respect to the purchase thereof. The Company further covenants and agrees that, at all times prior to the Expiration Date, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for and permit the exercise in full of this Warrant and, should the need in the future arise, the Company shall take any such actions as are necessary to authorize the requisite number of Shares therefor.

      5. Disposition of Warrants or Shares.

            (a) The Holder of this Warrant and any transferee hereof or of the

Shares issuable upon the exercise of the Warrant, by their acceptance hereof, hereby understand and agree that the Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel and/or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

            (b) The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OFFERED OR SOLD PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                  Except as provided in Section 9 of this Warrant, the Company has not agreed to register any of the holder's shares of Common Stock of the Company with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Act or the State Acts, and the Company has not agreed to comply with any exemption from registration under the Act or the State Acts for the resale of the holder's shares of Common Stock of the Company with respect to which this Warrant may be exercised. Hence, it is the understanding of the holders of this Warrant that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the Securities and Exchange Commission (the "SEC"), the shares of Common Stock of the Company with respect to which this Warrant may be exercisable may be required to be held indefinitely, unless and until registered under the Act and the State Acts, unless an exemption from such registration is available, in which case the holder may still be limited as to the number of shares of Common Stock of the Company with respect to which this Warrant may be exercised that may be sold.

         6. Adjustments. The number of Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below.

            (a) In case the Company shall: (i) pay a dividend in Shares, (ii) subdivide its outstanding Shares into a greater number of Shares, (iii) combine its outstanding Shares into a smaller number of Shares, or (iv) issue, by reclassification of its Shares, any shares of its capital stock, the number of Shares purchasable upon the exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of the Warrant that number of Shares which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised the Warrant immediately prior to the record date, in the case of such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subsection
(a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to Warrants exercised between such record date or effective date and the date of happening of any such event.

            (b) In case the Company shall (i) issue or sell any Shares for less than the Current Market Price per Share at the time of such issuance or sale, or
(ii) grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Shares or any stock or securities convertible into or exchangeable for Shares, whether or not immediately exercisable, convertible or exchangeable (such rights, options or warrants being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), or issue or sell (whether directly or by assumption in a merger or otherwise) options or Convertible Securities, and the price per Share for which Shares are issuable upon exercise, conversion or exchange of such Options or Convertible Securities (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issue, sale or grant of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof, by (y) the total maximum number of Shares issuable upon the exercise, conversion or exchange of all such Options or Convertible Securities) shall be less than the Current Market Price per Share on the date of such issue, sale or grant, whether or not the rights to exercise, exchange or convert thereunder are immediately exercisable, then (A) the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price in effect prior to the adjustment referred to in this Section 6(b) by a fraction, the numerator of which is an amount equal to the sum of (x) the number of Shares outstanding immediately prior to such issue, sale or grant, plus (y) the consideration, if any, received by the Company upon any such issue or sale divided by the Current Market Price per Share at the time of such issue or sale, and the denominator of which is the total number of Shares outstanding immediately after such issue, sale or grant, and (b) the number of Shares for which this Warrant is exercisable shall be adjusted to equal the number obtained by dividing (x) the Exercise Price in effect immediately prior to such issue, sale or grant multiplied by the number of Shares for which this Warrant is exercisable immediately prior to such issue, sale or grant by (y) the Exercise Price resulting from the adjustment made pursuant to this Section 6(b).

            (c) In case the Company shall pay a dividend or make a distribution of shares of its capital stock (other than Shares), evidences of its indebtedness, assets or rights, warrants or options (excluding (i) dividends or distributions payable in cash out of the current year's or retained earnings of the Company, (ii) distributions relating to subdivisions and combinations covered by Section 6(a), (iii) distributions relating to reclassifications, changes, consolidations, mergers, sales or conveyances covered by Section 6(d) and (iv) rights, warrants, or options to purchase or subscribe for Shares or Convertible Securities), then in each such case (A) the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be (x) the total number of Shares then outstanding multiplied by the Current Market Price per Share on the record date mentioned below, less, (y) the fair market value (as determined by the board of directors of the Company or any duly authorized committee thereof) as of such record date of said shares of stock, evidences of indebtedness or assets so paid or distributed or of such rights, warrants or options, and the denominator of which is the total number of Shares then outstanding multiplied by the Current Market Price per Share on the record date mentioned below; and (B) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the number obtained by dividing (x) the purchase price in effect immediately prior to such dividend or distribution multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such dividend or distribution by (y) the purchase price resulting from the adjustment made pursuant to this Section 6(c). Such adjustment shall be made whenever any such dividend is paid or such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

      In the event of a distribution by the Company of stock or a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price, the Holder of this Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 6.

            (d) If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as provided in Section 6(a)), any consolidation, merger or business combination of the Company with another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Shares shall be entitled to receive stock, securities, or assets with respect to or in exchange for Shares, then, prior to and as a condition of such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of Shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall (1) assume by written instrument executed and sent to each registered Holder, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (2) deliver to the registered Holder an opinion of counsel, in form and substance satisfactory to such Holder, to the effect that such written instrument has been duly authorized, executed and delivered by such successor corporation and constitutes a legal, valid and binding instrument enforceable against such successor corporation in accordance with its terms (except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and general principles or equity (regardless of whether such enforcement is sought in a proceeding in equity or at law)), and to such further effects as such Holder may reasonably request.

            (e) For the purpose of any computation under this Warrant certificate, the Current Market Price per Share at any date shall be (I) if the Shares are listed on any national securities exchange, the average of the daily closing prices for the 10 consecutive business days before the day in question (the "Trading Period"); (ii) if the Shares are not listed on any national securities exchange but are quoted on the National Association of Securities Dealers, inc. Automated Quotation System ("NASDAQ"), the average of the high and low bids as reported by NASDAQ for the Trading Period; and (iii) if the Shares are neither listed on any national securities exchange nor quoted on NASDAQ, the higher of (x) the exercise price then in effect, or (y) the tangible book value per Share as of the end of the Company's immediately preceding fiscal year.

            (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.01; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredths of a Share, as the case may be.

            (g) Whenever the number of Shares purchasable hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 6 a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant have been adjusted,
(ii) setting forth the adjusted number of Shares purchasable upon the exercise of a Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

      7. Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same Holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares with respect to which this Warrant is exercised. If any fractional interest in a Share shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the Current Market Price.

      8. REPURCHASE. The Company shall have no right to repurchase this Warrant or the Shares which may be purchased under this Warrant.

      9. REGISTRATION RIGHTS.

            9.1 Company's Registration Option.

                  (a) (i) If the Company at any time elects or proposes to register any of its Shares (the "Registration Shares") under the Act on any Registration Statement forms in effect at such time with the SEC pursuant to which Shares owned by any shareholder of the Company may be registered, the Company shall give prompt written notice (the "Registration Notice" ) to the Holder of its intention to register the Registration Shares.

                  (ii) Within fifteen (15) days after the Registration Notice shall have been given to the Holder, the Holder shall give written notice to the Company (the "Holder Notice"), stating the number of Shares to be registered (the "Holder Shares") and the states in which the Holder wishes to register the Shares. In the event the Registration Notice is given by the Company prior to the time that this Warrant is otherwise exercisable pursuant to Section l (b) hereof, the Holder Notice shall be accompanied by this Warrant together with a duly executed Purchase Form and payment of the Exercise Price for the Holder Shares in accordance with Section 1 hereof.

                  (iii) The Company shall use its best efforts to register the Holder Shares under the Act and the applicable state securities laws (the "State Acts") designated by the Holder in the Holder Notice. Anything contained herein to the contrary notwithstanding, the Company shall have the right to withdraw and discontinue registration of the Holder Shares at any time prior to the effective date of such Registration Statement if the registration of the Registration Shares is withdrawn or discontinued.

                  (iv) The Company shall not be required to include any of the Holder Shares in any Registration Statement unless the Holder agrees, if so requested by the Company, to: (A) offer and sell the Holder Shares to or through an underwriter selected by the Company and, to the extent possible, on substantially the same terms and conditions under which the Registration Shares are to be offered and sold; (B) comply with any arrangements, terms and conditions with respect to the offer and sale of the Shares to which the Company may be required to agree; and (C) enter into any underwriting agreement containing customary terms and conditions, including provisions for the indemnification of the underwriters.

            (b) If the offering of the Registration Shares by the Company is, in whole or in part, an underwritten public offering, and if the managing underwriter determines and advises the Company in writing that the inclusion in such Registration Statement of all of the Holder Shares, together with the Shares of other persons who have exercised their right to include their Shares in the Registration Statement (collectively referred to as the "Aggregate Shares") would adversely affect the marketability of the offering of the Registration Shares, then the Holder shall be entitled to register a proportion, as determined in Subsection (b)(i) below, of such number of Aggregate Shares as the managing underwriter determines may be included without such adverse effects ("Aggregate Underwriter Shares"), subject to the terms, exceptions and conditions of this Section 9.

                  (i) The proportion of the Aggregate Underwriter Shares which the Holder shall be entitled to register shall be equal to the ratio which the Holder Shares bears to the Aggregate Shares.

            (c) The Company shall bear all costs and expenses of registration of the Registration Shares and the Holder Shares.

            (d) It shall be a condition precedent to the Company's obligation to utilize its best efforts to register any Holder Shares pursuant to this Section 9 that the Holder provide the Company with all information and documents, and shall execute, acknowledge, seal and deliver all documents reasonably necessary, to enable the Company to comply with the Act, the State Acts, and all applicable laws, rules and regulations of the SEC or of any State Securities Commission.

            (e) The Holder shall indemnify and hold harmless the Company, each of its directors and officers who have signed the Registration Statement, each person, if any, who is a controlling person or the Company and any underwriter from and against any and all losses, claims, damages, expenses or liabilities (including amounts paid in settlement and reasonable attorneys' fees) (the "Liabilities"), joint or several, to which they or any of them may become subject under the Act, under any State Act or at common law or otherwise insofar as the Liabilities arise from written information provided by the Holder for specific inclusion in such Registration Statement; provided that the maximum amount which may be recovered from the Holder pursuant to this paragraph or otherwise shall be limited to the amount of net proceeds received by the Holder from the sale of Shares pursuant to such Registration Statement.

            (f) The Company shall indemnify and hold harmless the Holder from and against any and all losses, claims, damages, expenses or liabilities (including amounts paid in settlement and reasonable attorneys' fees) (the "Liabilities"), joint or several, to which they or any of them may become subject under the Act, under any State Act or at common law or otherwise insofar as the Liabilities arise from written information provided by the Company for specific inclusion in such Registration Statement; provided that the maximum amount which may be recovered from the Company pursuant to this paragraph or otherwise shall be limited to a sum equal to the number of Shares exercised by Holder multiplied by the then Closing Price at the time of exercise.

      9.2 Registration Procedures and Expenses. If and whenever the Company is required by the provisions of Section 9.1 hereof to use its best efforts to effect the registration of any of the Shares under the Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the SEC a Registration Statement (which, in the case of an underwritten public offering, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period hereinafter provided and as shall comply with the provisions of the Act with respect to the disposition of all Shares covered by such Registration Statement in accordance with the sellers' intended method of disposition set forth in such Registration Statement for such period;

                  (c) furnish to each seller and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such Registration Statement;

                  (d) use its best efforts to register or qualify the Shares covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the sellers of Shares or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

                  (e) immediately notify each seller under such Registration Statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) use its best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such Registration Statement has become effective under the Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, (B) the Registration Statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

                  (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.

            For purposes of Section 9.2(a) and (b) hereof, the period of distribution of Shares in an underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Shares in any other registration shall be deemed to extend until the earlier of the sale of all Shares covered thereby or nine (9) months after the effective date thereof.

            In connection with each registration hereunder, the selling holders of Shares will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

            In connection with each registration pursuant to Section 9.1 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and, further, provided, that the time and place of the closing under said agreement shall be as mutually agreed upon between the Company and such managing underwriter.

      10. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      11. Survival. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrant represented hereby and the surrender of this Warrant.

      12. Notices. Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery, by overnight courier for next day delivery or by United States certified mail, return receipt requested, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at his address as it appears on the books of the Company.

      13. Successors. This Warrant shall be binding upon any successors or assigns of the Company and upon any heirs, successors or assigns of the Holder.

      14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

      15. Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

      16. Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

      17. Attorney's Fees. In the event that any dispute among the parties to this Warrant should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Warrant, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      IN WITNESS WHEREOF, The Majestic Companies, Ltd. has caused this Warrant to be executed and attested under seal by its officers thereunto duly authorized as of the 27th day of August, 1999.

ATTEST                                  THE MAJESTIC COMPANIES, LTD.


/s/ Alex V. Tovar                       /s/ Zubrowski        (SEAL)
------------------------                ---------------------------
Alex V. Tovar, Secretary                Francis A. Zubrowski, Chairman and
                                             Chief Executive Officer

                                    EXHIBIT A
                                    ---------


                          PURCHASE FORM TO BE EXECUTED
                          UPON CASH EXERCISE OF WARRANT
                          -----------------------------

The Majestic Companies, Ltd.
8880 Rio San Diego Drive
8th Floor
San Diego, California  92108

         The undersigned hereby irrevocably elects to exercise, the attached Warrant, according to the terms and conditions thereof, to the extent of ___________ shares of Common Stock, and hereby tenders $___________ in full payment of the purchase price in accordance with Section 1(a) of the Warrant.




------------------------------



Date: ------------------------

                                    EXHIBIT B
                                    ---------

                          PURCHASE FORM TO BE EXECUTED
                        UPON CASHLESS EXERCISE OF WARRANT
                        ---------------------------------

The Majestic Companies, Ltd.
8880 Rio San Diego Drive
8th Floor
San Diego, California  92108


      The undersigned hereby irrevocably elects to exercise, on a cashless basis, the attached Warrant Certificate, according to the terms and conditions thereof, to the extent of ___________ shares of Common Stock, and hereby agrees to accept the number of shares of Common Stock determined by utilizing the agreed upon Current Market Price of $20.00 per share of Common Stock, as provided for in Section 1(b) of the Warrant Certificate, as full consideration for such exercise.



                                            -----------------------------------

Date:  ____________, 1999




The Common Stock certificates are to be issued as indicated below:

Name:             ____________________________
Address:          ____________________________
SSN/EIN:          ____________________________
No. of Shares:    ____________________________